Exhibit 10.23

The Board of Directors (the “Board”) of Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), has previously established the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Plan”), which authorizes the grant of awards of shares of the Company’s common stock (“Common Stock”) to Directors and Employees (as defined therein) of the Company. The Compensation Policy Committee of the Board of Directors (the “Committee”) is authorized to administer the Plan, including the authority to make grants and establish the terms and conditions thereof.

An “Approved Retiree” is any awardee of an award who retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service, and has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee.

“Engaging in Competition” is defined in the Plan as (i) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary information, in each case, without the approval of the Company. Requests for consideration will be made in writing to the attention of the CEO. Company approval will be granted or denied in writing by the Company within thirty (30) days after its receipt of a written request by the Approved Retiree.

Your signature below confirms that you understand and agree not to engage in competition as outlined in the Plan document for the term and under the conditions as set forth therein.

Agreed to and Accepted by:

Date:	December 6, 2012

Signature:	/s/ Robert A. Miller

Name:	Robert A. Miller